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                               EXHIBIT 5


                             [Conner & Winters Letterhead]


                             July 23, 1999


Unit Corporation
1000 Galleria Tower I
7130 South Lewis
Tulsa, Oklahoma   74170

       Re:  Unit Corporation
            Registration Statement on Form S-3

Gentlemen:

       We have acted as counsel for Unit Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of up to $100,000,000 aggregate offering price of (i) unsecured debt securities of the Company, which may be either senior or subordinated (collectively, the "Debt Securities"),
(ii) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of the Company's common stock, par value $0.20 per share (the "Common Stock"), and (iv) Warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company ("Warrants," and, together with the Debt Securities, Preferred Stock and Common Stock, the "Securities"). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

       We have examined (i) the Registration Statement, and (ii) the form of Indenture relating to the Debt Securities (the "Indenture") to be executed by the Company and an indenture trustee to be selected by the Company (the "Trustee") filed as an exhibit to the Registration Statement. In addition, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

       We have also assumed that (i) prior to the issuance of any shares of any Securities, there will exist under the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") the requisite number of authorized but unissued shares of Common Stock and/or Preferred Stock, as the case may be, and (ii) with respect to the issuance of shares of each series of Preferred Stock offered from time to time under the Registration Statement, the Board of Directors of the Company shall have approved and adopted and filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights, Privileges and Restrictions of Preferred Stock with respect to such series.

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       Further, with respect to Warrants issued from time to time pursuant to any warrant agreement(s) as shall be entered into by the Company (individually, a "Warrant Agreement" and, collectively, the "Warrant Agreements"), to the extent that the obligation of the Company under any such Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that
(a) any warrant agent named therein ("Warrant Agent") is duly qualified to engage in the activities contemplated by the Warrant Agreement, (b) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms, (c) the Warrant Agent is in compliance, generally, with respect to acting as Warrant Agent under the Warrant Agreement with all applicable laws and regulations, and (d) the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

       We have further assumed that the Securities will be offered and sold pursuant to and in accordance with the terms and conditions set forth in one or more underwriting agreements (collectively, the "Underwriting Agreement") between the Company and an investment banking firm to be selected by the Company as the Representative of the Underwriters for the Offering (the "Underwriters"), covering the sale by the Company and the purchase by the Underwriters of up to such number of Securities as shall have been authorized by the Board of Directors of the Company, and providing, among other things, for payment to the Company of such consideration for such purchase and sale as shall constitute sufficient and valid consideration pursuant to the Certificate of Incorporation, and the Bylaws of the Company, as amended, and the laws of the State of Delaware.

       Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

       1.   The Debt Securities proposed to be sold by the Company, when
(i) duly authorized by appropriate corporate action; (ii) the Trustee has been selected and qualified pursuant to the Trust Indenture Act of 1939, as amended;
(iii) the Indenture and any supplemental indenture in respect of the Debt Securities have been duly executed and delivered, (iv) the terms of the Debt Securities have been duly established in accordance with the Indenture and any applicable supplemental indenture relating to the Debt Securities, and (v) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and any related supplemental indenture in respect of the Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

       2. The shares of Preferred Stock proposed to be sold by the Company, when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock and such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.







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       3.   The shares of Common Stock proposed to be sold by the Company, when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock and such shares of Common Stock are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto will be validly issued, fully paid and nonassessable.

       4. The Warrants proposed to be sold by the Company when all necessary corporate action has been taken to authorize the issuance and sale of the Warrants and the issuance and sale of the Securities issuable upon the exercise thereof, and the Warrants have been (a) duly established by the related Warrant Agreement, (b) duly authenticated by the Warrant Agent, and (c) are issued and delivered upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto will be validly issued, fully paid and nonassessable, and the Warrants will be duly authorized and will constitute valid and binding obligations of the Company.

       Our opinions set forth in paragraphs 1 and 4 above are subject to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

       Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate laws of the State of Delaware, and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, we have assumed that the applicable law of the State of New York is the same as the applicable law of the State of Oklahoma of all relevant respects.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Yours very truly,
                                       CONNER & WINTERS,
                                       A Professional Corporation

                                       /s/  Conner & Winters